                                4,600,000 Shares

                                 PRT GROUP INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                           November __, 1997


SMITH BARNEY INC.
DONALDSON LUFKIN & JENRETTE
  SECURITIES CORPORATION
UBS SECURITIES LLC
PUNK, ZIEGEL & COMPANY L.P.

      As Representatives of the Several Underwriters

c/o   SMITH BARNEY INC.
      388 Greenwich Street
      New York, New York  10013

Dear Sirs:

         PRT Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 3,850,000 shares (the "Company Shares") of its Common Stock, $0.001 par value per share, to the several Underwriters named in
Schedule II hereto (the "Underwriters") and the persons named in Part A of
Schedule I hereto (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 750,000 shares (the "Selling Stockholder Shares") of such Common Stock of the Company. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers". The Company's Common Stock, $0.001 par value, is hereinafter referred to as the "Common Stock" and the 3,850,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and 750,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares". The Selling Stockholders listed in Part B of Schedule I hereto also propose to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 690,000 shares (the "Additional Shares") of Common Stock solely for the purpose of covering over-allotments. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act ("an Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes such Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per Share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder at the purchase price per share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Part A of Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         The Selling Stockholders listed in Part B of Schedule I hereto also agree, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Selling Stockholders listed in Part B of Schedule I hereto, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 690,000 Additional Shares from the Selling Stockholders listed in Part B of
Schedule I hereto (the maximum number of Additional Shares which each of them agrees to sell upon the exercise by the Underwriters of the over-allotment option is set forth opposite their respective names in Part B of Schedule I). Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The number of Additional Shares which the Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by each Selling Stockholder who has agreed to sell Additional Shares in proportion to the respective maximum numbers of Additional Shares which each Selling Stockholder has agreed to sell. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder who has agreed to sell Additional Shares the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by each Selling Stockholder who has agreed to sell Additional Shares as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

         Certificates in transferable form for the Shares (including any Additional Shares) which each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with _____________________ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholders appointing ______________ and ______________ as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event or, if the Selling Stockholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Stockholder. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, or if the Selling Stockholder is not a natural person, shall dissolve, wind up, distribute assets or if any other event affecting the legal existence of such Selling Stockholder shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

         3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on November __, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney

Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you, the Company and the Attorneys-in-Fact.

         Certificates for the Firm Shares (other than the Selling Stockholder Shares and the Additional Shares) to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be, and certificates for the Firm Shares (other than Company Shares) and for any Additional Shares to be purchased hereunder shall be endorsed to Smith Barney Inc., as representative of the several Underwriters or in blank, on each stock certificate in registered form or on a separate document for the purpose of assigning or transferring or granting a power to assign or transfer. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment to the order of the Company and the Attorneys-in-Fact of the purchase price therefor in federal funds or other funds immediately available in New York City.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any state securities laws. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

         (c) The Company will furnish to you, without charge, four (4) signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request.

         (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

         (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

         (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Company and for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any state securities law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters agree that the Prospectus should be amended as supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

         (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to file a general consent to service of process or to take any other action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or to taxation in respect of doing business, in each case in any jurisdiction where it is not now so subject.

         (h) The Company will make generally available to its security holders a consolidated earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement (as defined in Rule 158 under the Act) and ending not later than 18 months thereafter, as soon as practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of
    Section 11(a) of the Act.

         (i) During the period of three years hereafter, the Company will furnish to you as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and from time to time such other information concerning the Company as you may reasonably request; provided, further, that you agree (i) to maintain the confidentiality of any such information to the extent such information is designated "confidential" by the Company and (ii) if reasonably requested by the Company, to enter into a confidentiality agreement with respect to any "confidential" information.

         (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to
    Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill, in all material respects, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

         (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

         (m) Except as provided in this Agreement, the Company will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or warrant to purchase, pledge or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that the Company may (i) issue shares of Common Stock pursuant to benefit plans, stock option plans or other compensation plans existing on the date hereof and (ii) issue unregistered shares of Common Stock in a private placement in connection with potential acquisitions.

         (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance reasonably satisfactory to you, signed by each of its current officers and directors and each of its stockholders set forth on the attached Exhibit A.

         (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (p) The Company will use its best efforts to have the Common Stock included for quotation, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

         6. Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees with the several Underwriters as follows (except that (i) clause (f) shall be applicable to all Selling Stockholders other than The Mellinger Group LLC and (ii) clause (g) shall be applicable only to The Mellinger Group LLC):

         (a) Such Selling Stockholder will cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

         (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by such Selling Stockholder to the Underwriters.

         (c) Such Selling Stockholder will do or perform all things reasonably required to be done or performed by such Selling Stockholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent with respect to such Selling Stockholder to the delivery of the Shares pursuant to this Agreement.

         (d) Such Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, pledge or otherwise transfer or dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, except for the sale of Shares to the Underwriters pursuant to this Agreement, prior to the expiration of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.; provided, however, that such Selling Stockholder may transfer shares of Common Stock to a member of such Selling Stockholder's immediate family, to a trust of which such Selling Stockholder or an immediate family member is the beneficiary, to a spouse in a divorce proceeding or to any other persons as a bona fide gift;
    and provided further, that, upon any such transfer, the transferee agrees to enter into a "lock-up" letter substantially similar to the "lock-up" letter entered into by the Selling Stockholder for the remainder of the "lock-up" period.

         (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (f) To the extent that any statements or omissions made in the Registration Statement or the Prospectuses (as amended or supplemented, if amended or supplemented) specifically refer to the information regarding a Selling Stockholder under the caption "Principal and Selling Stockholders," such Selling Stockholder will advise you promptly upon becoming aware, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in such information that comes to the attention of such Selling Stockholder that makes any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statement therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any state securities law.

         (g) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any state securities law.

         (h) Such Selling Stockholder shall provide you with a United States Treasury Department Form W-9 properly completed or executed or other evidence satisfactory to you that such Selling Stockholder is not subject to backup withholding.

         7. Representations and Warranties of the Company. The Company and, with respect to clause (b) only, The Mellinger Group LLC (the "Indemnifying Selling Stockholder") represent and warrant to each Underwriter that:

         (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

         (b) The Registration Statement in the form in which it became or becomes effective, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances in which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration

    Statement or the Prospectus made in reliance upon and in conformity with information relating to any Selling Stockholder or any Underwriter furnished to the Company in writing by or on behalf of any Selling Stockholder or any Underwriter through you expressly for use therein.

         (c) All the outstanding shares of Common Stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company after giving effect to the Amended and Restated Certificate of Incorporation of the Company (in substantially the form filed as an exhibit to the Registration Statement (the "Amended and Restated Certificate of Incorporation")) will be duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or similar rights; and the capital stock of the Company, after giving effect to the Amended and Restated Certificate of Incorporation, will conform to the description thereof in the Registration Statement and the Prospectus under the caption "Description of Capital Stock."

         (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

         (e) All of the Company's subsidiaries as defined in Rule 1-02(x) of Regulation S-X (collectively, the "Subsidiaries") are listed in Exhibit A hereto. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

         (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties, that are not described in the Prospectus, including ordinary routine litigation incidental to the business, are not expected to result, individually or in the aggregate, in a Material Adverse Effect.

         (g) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

         (h) Neither the Company nor any of the Subsidiaries is in violation of
    (A) its certificate or articles of incorporation or by-laws, or other organizational documents, or (B) of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including, without limitation, (i) any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) any Federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable Federal or state wages and hours laws, or (iii) any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder (collectively, "ERISA"), which in the case of the foregoing clause (B) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (i) Neither the Company nor any of its Subsidiaries is (A) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (B) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such violations or defaults, in the case of the foregoing clauses (A) and (B), as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (j) Neither the issuance and sale of the Company Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (including, without limitation, the inclusion in the Registration Statement of the Shares to be sold by the Selling Stockholders) (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the

    Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law or regulation, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject except for any such conflicts, breaches, defaults, liens, charges or encumbrances under clause (B), which would not, individually or in the aggregate, be reasonably likely to (i) have a Material Adverse Effect or
    (ii) impair the validity or enforceability of the Shares.

         (k) The accountants, Ernst & Young LLP and Schulman, Cohen, Furst, Kramer & Rosen, P.C., who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are, to the best knowledge of the Company, independent public accountants as required by the Act.

         (l) The historical financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other historical financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries. The pro forma condensed combined financial data for the year ended December 31, 1996 and the nine month period ended September 30, 1997 included in the Prospectus, have been prepared in accordance with the Commission's applicable rules and guidelines with respect to pro forma financial statements, the pro forma adjustments contained therein have been properly applied to the historical amounts in the compilation of those statements, and, the Company believes that the assumptions used in the preparation therefore reasonable.

         (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

         (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development having or which may reasonably be expected to have a Material Adverse Effect.

         (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease or sublease by each of the Company and the Subsidiaries, which is material to the business of the Company and its Subsidiaries taken as a whole, is held by it under valid, subsisting and enforceable leases or subleases with only such exceptions as in the aggregate do not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries taken as a whole or the use made or proposed to be made of such property by the Company or its Subsidiaries; neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claim could reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

         (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

         (q) The Company and each of its Subsidiaries possess such permits, licenses, franchises and authorizations including, without limitation, under any applicable Environmental Laws, of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except where any such revocation, termination or impairment would not have, individually or in the aggregate, a Material Adverse Effect and subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

         (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
    (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
    (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (s) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (t) The Company and each of its Subsidiaries have filed all tax returns required to be filed or obtained extensions therefor, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns or to pay such taxes is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         (u) Except as described in the Registration Statement and the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

         (v) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, except where the lack of such ownership or possession would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

         (w) The Company is not now, and after sale of the Shares to be issued and sold by it hereunder and application of the net proceeds to the Company from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (x) Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any Subsidiary thereof from the Company or such Subsidiaries.

         (y) No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, is imminent that, in either case, could reasonably be expected individually or in the aggregate to result in any Material Adverse Effect.

         (z) The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that are customary for similarly situated companies in the Company's and such Subsidiaries' industries.

         8. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

         (a) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date, if applicable, will have, valid and marketable title to the Selling Stockholder Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

         (b) Such Selling Stockholder now has, and on the Closing Date and any Option Closing Date, if applicable, will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Selling Stockholder Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the several Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

         (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder (i) requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder, except for any such conflicts, breaches, defaults, liens, charges or encumbrances under clause
    (ii), which would not, individually or in the aggregate, be reasonably likely to impair the validity, enforceability or rights of the Underwriters pursuant to this Agreement or the Custody Agreement.

         (e) The information pertaining to such Selling Stockholder provided to the Company for inclusion under the caption "Principal and Selling Stockholders" in the Registration Statement and the Prospectus, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (f) Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (g) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date and, to the extent that such Selling Stockholders sell Additional Shares, on any Option Closing Date will be, true and correct.

         (h) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

         9. Indemnification and Contribution. (a) Each of the Company and the Indemnifying Selling Stockholder agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, the liability of the Indemnifying Selling Stockholder under this paragraph (a) shall not exceed the net proceeds received by such Indemnifying Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder; and provided, further, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to such Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Indemnifying Selling Stockholder may otherwise have.

         (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Indemnifying Selling Stockholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to one local counsel in each jurisdiction) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their prior written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to the information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto; provided, however, the liability of a Selling Stockholder under this paragraph (c) shall not exceed the net proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder. If any action, suit or proceeding shall be brought against any Underwriter, any such controlling person of any Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Stockholder's expense), and each Underwriter, each such controlling person of any Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the

Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have.

         (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholder, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

         (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

(i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds of the Shares sold by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

         (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. Notwithstanding any other provisions of this Agreement, if this Agreement terminates prior to the purchase of the Shares by the Underwriters, the Company and the Selling Stockholders shall not be liable for any lost profits. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

         10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M. (or in the case of a Registration Statement filed pursuant to Rule 462(b) under the Act, not later than 10:00 P.M.), New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and its Subsidiaries taken as a whole not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

         (c) You shall have received on the Closing Date, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and The Mellinger Group LLC, Barbara Mellinger, David Silverman, Allan Stern, Srinivasan Viswanathan, and David Winter (collectively, the "PRT Stockholders"), dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware (the opinion of such counsel to be based solely upon a review of a certificate of and a telegram from the Secretary of State of the State of Delaware);

              (ii) The Company has the corporate power and corporate authority to conduct its business and to own, lease and operate its properties, in each case as described in the Prospectus;

              (iii) After giving effect to the Amended and Restated Certificate of Incorporation, the authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock of which, to such counsel's knowledge, _______ shares are issued and outstanding, (B) 1,000,000 shares of Non-Voting Common Stock, of which, to such counsels knowledge, _____ shares are issued and outstanding, and (C) 5,000,000 shares of Preferred Stock, of which, to such counsel's knowledge, no shares are issued and outstanding; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;"

              (iv) The Company Shares have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. As used herein, the term "Applicable Laws" means the Delaware General Corporation Law and the laws, rules and regulations of the State of New York and the United States of America that, in the experience of such counsel are normally applicable to transactions of the type contemplated by this Agreement, but without such counsel having made any special investigation concerning any other laws, rules or regulations; provided, that the term "Applicable Laws" does not include (A) the rules and regulations of the National Association of Securities Dealers, Inc., (B) state securities or blue sky laws, (C) antifraud laws or (D) any law, rule or regulation that may have become applicable to the Company as a result of the Underwriters' involvement with transactions contemplated by this Agreement or because of any facts specifically pertaining to them;

              (v) The issuance and sale of the Company Shares by the Company and the sale of the Selling Stockholder Shares by the Selling Stockholders are not subject to the preemptive or other similar rights of any stockholder of the Company arising under any agreement listed as an exhibit to the Registration Statement (the "Applicable Contracts"), the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws or Applicable Laws;

              (vi) The form of specimen certificate evidencing the Common Stock attached as an exhibit to the Registration Statement to be delivered to you at the Closing complies in all material respects with all applicable requirements of the Delaware General Corporation Law and with any applicable requirements of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws;

              (vii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

              (viii) (A) The Company has the corporate power and corporate authority to execute, deliver and perform its obligations hereunder and to issue, sell and deliver the Company Shares to the

         Underwriters pursuant to this Agreement and (B) this Agreement has been duly authorized, executed and delivered by the Company;

              (ix) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, the compliance by the Company with the provisions hereof, and the consummation by the Company of the transactions contemplated hereby, each in accordance with its terms, do not (A) violate or conflict with the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws, (B) constitute a violation of or a default under any Applicable Contract, (C) result in the creation of any lien or encumbrance upon any of the property of the Company or any of its Subsidiaries pursuant to any Applicable Contract (except that with respect to the foregoing clauses (B) and (C), such counsel need not express an opinion as to any covenant, restriction or provision of any Applicable Contract with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its Subsidiaries, or (D) contravene any provision of any Applicable Law or any Applicable Order (as defined herein). The term "Applicable Orders" means those orders of Government Authorities (as defined herein) identified to such counsel by the Company and set forth in a schedule to such counsel's opinion;

              (x) No Governmental Approval (as defined herein), which has not been obtained, made or taken and is not in full force and effect, is required for the execution or delivery by the Company of this Agreement, or the performance by the Company of its obligations hereunder, except those which are not required to be obtained, made or taken prior to the date hereof. The term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any New York or federal executive, legislative, judicial, administrative or regulatory body pursuant to Applicable Laws;

              (xi) The Registration Statement, as of its effective date, and the Prospectus and any supplements or amendments thereto, as of their date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, except that, in each case, such counsel need express no opinion as to the financial statements, schedules and other financial or statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel may state that it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (other than to the extent specified in paragraph (xiv) below);

              (xii) To the best knowledge of such counsel after reasonable inquiry, other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their respective properties, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto); such counsel may base its opinion solely on discussions with the officers of the Company responsible for the matters discussed herein and its review of documents furnished to it by the Company; and such counsel may state that it has made no other inquiries or searches of the public docket records of any court, governmental agency or body or administrative agency;

              (xiii) The statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to describe or summarize certain provisions of the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws or the statutes and regulations referred to therein, fairly describe or summarize such provisions in all material respects;

              (xiv) Upon physical delivery to Smith Barney Inc., as representative of the several Underwriters (the "Buyer") in the State of New York of the PRT Stockholders' Shares identified on Schedule I hereto (the "Securities") indorsed to it or in blank, the Buyer will acquire the Securities free of any adverse claims (within the meaning of Section 8-102 (a)(1) of the New York

         Uniform Commercial Code (the "UCC") (such counsel may assume that neither the Buyer nor any other Underwriter has notice of any adverse claims with respect to the Securities) and such opinion may be limited to the UCC;

              (xv) Such counsel has participated in conferences with officers and other representatives of the Company, the Selling Stockholders, representatives of the independent accountants of the Company and representatives of and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (other than to the extent specified in paragraph (xiv) above), on the basis of the foregoing, no facts have come to such counsel's attention that lead it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial or statistical data included therein or excluded therefrom or the exhibits to the Registration Statement;

              (xvi) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the PRT Stockholders; and

              (xvii) The execution and delivery by each of the PRT Stockholders of this Agreement and the performance by each of the PRT Stockholders of its obligations hereunder, the compliance by each of the PRT Stockholders with the provisions hereof, and the consummation by each of the PRT Stockholders of the transactions contemplated hereby, each in accordance with its terms, do not, to the extent applicable (A) violate or conflict with the certificate of incorporation or the by-laws or other organizational documents of such PRT Stockholder, (B) constitute a violation of or a default under any Applicable Contract to which such PRT Stockholder is a party, (C) result in the creation of any lien or encumbrance upon any of the property of the PRT Stockholder pursuant to any Applicable Contract to which such PRT Stockholder is a party (except that with respect to the foregoing clauses (B) and (C), such counsel need not express an opinion as to any covenant, restriction or provision of any Applicable Contract with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its Subsidiaries or (D) contravene any provision of any Applicable Law or any Applicable Order, except for (other than in the case of the certificate of incorporation and the by-laws or other organizational documents of such PRT Stockholder, to the extent applicable) such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, affect the validity or enforceability of, or adversely affect such PRT Stockholder's ability to consummate, the transactions contemplated by or perform its obligations under this Agreement.

         In rendering such opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of the Company's officers or the Selling Stockholders and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by such counsel or the Company as to laws of any jurisdiction other than the United States, the State of New York or the General Corporation Law of the State of Delaware, provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to them and their counsel, and (3) such counsel shall state in its opinion that it believes that they and the Underwriters are justified in relying thereon.

            (d) You shall have received on the Closing Date an opinion of Leonard P. Ciriello, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

              (i) All of the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable;

              (ii) To the best knowledge of such counsel, after reasonable inquiry, neither the Company nor any of the Subsidiaries is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

              (iii) To the best knowledge of such counsel, the Company is not in violation of its respective certificate or articles of incorporation or bylaws;

              (iv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including, without limitation, (A) any Environmental Laws, (B) any Federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws or (C) any provisions of ERISA, except for such violations which in the case of any of (A), (B) or (C) above would not, individually or in the aggregate, have a Material Adverse Effect;

              (v) Neither the Company nor any of its Subsidiaries is in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect;

              (vi) To the best knowledge of such counsel, the Company and the Subsidiaries own or possess licenses to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights (collectively, the "Intellectual Property") described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the general counsel for the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing, except where the failure to own or possess licenses to use such Intellectual Property would not have a Material Adverse Effect;

              (vii) Except as described in the Prospectus, there is no material number of outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any material number of shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and (viii) Except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require the Company to register under the Act any shares of Common Stock or other securities of the Company.

         (e) You shall have received on the Closing Date an opinion of the respective counsel for each of the Selling Stockholders (other than the PRT Stockholders, which are covered in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP pursuant to the foregoing paragraph (c)), dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (xv),
    (xvi) and (xvii) to the foregoing paragraph (c).

         (f) You shall have received on the Closing Date an opinion of Chadbourne & Parke LLP, counsel for the

    Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (iv), (vii), (viii) (with respect to paragraph (B) only), (xi) and (xiv) of the foregoing paragraph (c) and such other related matters as you may request.

         In addition to the matters set forth above, such opinion shall also contain a statement to the effect that, although such counsel has not undertaken, except as otherwise indicated in its opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus, any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

         (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

         (h)(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (B) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus, as amended or supplemented to the date hereof; (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented to the date hereof, except as may otherwise be stated in the Registration Statement and Prospectus, as amended or supplemented to the date hereof, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (D) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus, as amended or supplemented to the date hereof; and (E) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(h) and in Section 10(i) hereof.

         (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (j) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(j) and in Section 10(k) hereof.

         (k) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

         (l) The Shares shall have been approved for quotation upon notice of issuance on the Nasdaq National Market.

         (m) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, in connection with the execution of this Agreement shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (k) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c), (d), (e) and (f) shall be revised to reflect the sale of Additional
Shares.

         11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the PRT Stockholders.

         12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 12 may be given by telegram, telecopy or telephone but, if by telephone, shall be subsequently confirmed in writing.

         13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and, if by telephone, shall be subsequently confirmed in writing.

         14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first (including the table thereunder), third, sixth, eleventh, twelfth and thirteenth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

         15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Selling Stockholders, at the office of the Company at 342 Madison Avenue, 11th Floor, New York, New York 10173, Attention: Leonard P. Ciriello, Senior Vice President and General Counsel; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Selling Stockholders, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                                            Very truly yours,

                                            PRT GROUP INC.


                                            By:
                                               ----------------------------
                                               Name:  Douglas K. Mellinger
                                               Title: President and Chief
                                                      Executive Officer


                                            Each of the Selling
                                            Stockholders named in
                                            Schedule I hereto


                                            By:
                                               ---------------------------
                                                     Attorney-in-Fact


                                            By:
                                               ---------------------------
                                                     Attorney-in-Fact


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
DONALDSON LUFKIN & JENRETTE
  SECURITIES CORPORATION
UBS SECURITIES LLC
PUNK, ZIEGEL & COMPANY L.P.

As Representatives of the Several Underwriters

By:  SMITH BARNEY INC.

By:
   -----------------------------
   Name:
   Title: Managing Director